UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

Landmark Apartment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3505 E. Frontage Road, Suite 150 Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 281-2907

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 22, 2015, Mr. Joseph Lubeck, the Executive Chairman of Landmark Apartment Trust, Inc. (the “Company”), and the Company entered into a Separation Agreement and General Release (the “Lubeck Agreement”), pursuant to which Mr. Lubeck resigned. Pursuant to the Lubeck Agreement, the Company has agreed to pay Mr. Lubeck an aggregate of $675,000 to be paid in equal installments over a 12 month period. In addition, the Company has agreed to pay Mr. Lubeck for accrued leave benefits owed by the Company to Mr. Lubeck. The Company also has agreed to pay the premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for any health, dental and visual plans for Mr. Lubeck and his dependents for a period of 12 months, provided that Mr. Lubeck is not eligible for coverage by a subsequent employer. Mr. Lubeck has agreed that all of his unvested equity interests will be forfeited. Mr. Lubeck has resigned from any and all positions on the board of directors of the Company and shall not in the future hold or attempt to hold, or accept any appointment to, any position on the board of directors of the Company. Mr. Lubeck also has resigned from any and all positions on the advisory board of Timbercreek U.S. Multi-Residential Opportunity Fund #1. Mr. Lubeck has agreed to comply with the restrictive covenants set forth in Article 6 of Mr. Lubeck’s existing employment agreement. Notwithstanding the foregoing, the Company has granted Mr. Lubeck a limited waiver from the non-compete restrictions in Mr. Lubeck’s existing employment agreement. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Mr. Lubeck’s continued compliance with the terms of the Lubeck Agreement.

The description of the Lubeck Agreement contained herein is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b) On January 22, 2015, Ms. Elizabeth Truong, the Chief Investment Officer of the Company, and the Company entered into a Separation Agreement and General Release (the “Truong Agreement”), pursuant to which Ms. Truong resigned. Pursuant to the Truong Agreement, the Company has agreed to pay Ms. Truong an aggregate of $300,000 to be paid in equal installments over a 12 month period and an additional $28,413 for PTO. In addition, the Company has agreed to pay Ms. Truong for accrued leave benefits owed by the Company to Ms. Truong. The Company also has agreed to pay the premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for any health, dental and visual plans for Ms. Truong and her dependents for a period of 12 months, provided that Ms. Truong is not eligible for coverage by a subsequent employer. Ms. Truong has agreed that all of her unvested equity interests will be forfeited. Ms. Truong has agreed to comply with the restrictive covenants set forth in Article 6 of Ms. Truong’s existing employment agreement. Notwithstanding the foregoing, the Company has granted Ms. Truong a limited waiver from the non-compete restrictions in Ms. Truong’s existing employment agreement. Except as otherwise permitted by the limited waiver of the non-compete provision, each of the foregoing payments and benefits is subject to Ms. Truong’s continued compliance with the terms of the Truong Agreement.

The description of the Truong Agreement contained herein is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Exhibits and Financial Statements.

d.	Exhibits:

Exhibit Number	Description

10.1	Separation Agreement and General Release dated January 22, 2015 by and between Landmark Apartment Trust, Inc. and Joseph Lubeck

10.2	Separation Agreement and General Release dated January 22, 2015 by and between Landmark Apartment Trust, Inc. and Elizabeth Truong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement and General Release dated January 22, 2015 by and between Landmark Apartment Trust, Inc. and Joseph Lubeck

10.2	Separation Agreement and General Release dated January 22, 2015 by and between Landmark Apartment Trust, Inc. and Elizabeth Truong